Exhibit 99.1

FOR IMMEDIATE RELEASE
WEDNESDAY, MAY 4, 2005

GROUP 1 AUTOMOTIVE REPORTS 2005 FIRST-QUARTER RESULTS

Company Updates 2005 Earnings Guidance

HOUSTON, May 4, 2005 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 specialty retailer, today reported first-quarter income before cumulative effect of a change in accounting principle of $14.4 million, or $0.60 per diluted share, on revenues of $1.4 billion. This compares with $10.5 million, or $0.45 per diluted share, on revenues of $1.1 billion in the first quarter of 2004.

The prior-year results include an after-tax charge of $4.0 million, or $0.17 per diluted share, related to the early redemption of certain of the company’s senior subordinated notes. Excluding this charge, first-quarter 2004 earnings were $0.62 per diluted share.

Summary of Results of Operations (Unaudited)
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2005	2004
Revenues	$1,396.7	$1,147.0
Gross Profit	$224.5	$183.4
Income from Operations	$36.6	$33.2
Income before Cumulative Effect of a Change in Accounting Principle	$14.4	$10.5
Diluted Earnings per Share before Cumulative Effect of a Change in Accounting Principle	$0.60	$0.45

Results for the First Quarter
During the first quarter, total revenues increased 21.8 percent, to $1.4 billion from $1.1 billion during the same period last year, due largely to acquisitions made in 2004. On a same store basis, total revenues grew 0.1 percent, highlighted by a 3.7 percent increase in parts and service. Same store new and total used vehicle revenues were down 0.1 percent and 1.0 percent, respectively, while same store finance and insurance revenues were 0.1 percent lower.

Gross profit for the quarter was $224.5 million, a 22.4 percent increase from $183.4 million in the prior-year period. On a same store basis, gross profit for the quarter grew 1.7 percent, highlighted by a 4.4 percent increase in total used vehicles and a 2.7 percent increase in parts and service. Same store gross profit for new vehicle sales was also up slightly from the prior-year period. Same store gross margin increased to 16.2 percent from

Group 1 Automotive, Inc.
16.0 percent in the year-ago period. This increase was due largely to an increase in parts and service revenues as a percentage of total revenues, as well as a 50 basis point increase in total used vehicle gross margins.

The company reported income from operations of $36.6 million in the first quarter, a 10.1 percent increase from $33.2 million in the first quarter of 2004. Operating margin was 2.6 percent, compared with 2.9 percent in 2004. On a same store basis, operating margin declined to 2.7 percent from 2.9 percent in the prior-year period, as the above-noted increase in same store gross profit was more than offset by a 90 basis point increase in selling, general and administrative (SG&A) expenses as a percentage of gross profit.

During September 2004, the SEC staff issued Staff Announcement D-108, “Use of the Residual Method to Value Acquired Assets Other Than Goodwill” (EITF D-108), which, among other things, required that a “direct” method be used to determine the fair value of intangible assets other than goodwill in connection with impairment testing under Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets.” As required by EITF D-108, during the first quarter, the company performed an impairment test using a direct method on all intangible assets that were previously valued using a “residual” method. Upon completion of this test, the carrying value of some of the company’s intangible franchise rights exceeded the newly determined fair value of such assets. As a result, the company recorded a non-cash, after-tax charge of $16.0 million, or $0.67 per diluted share. As required per EITF D-108, the charge is reported in the company’s first-quarter income statement as a cumulative effect of a change in accounting principle.

Including this charge, the company’s net loss for the quarter was $1.6 million, or $0.07 per diluted share, compared with $0.45 per diluted share on net income of $10.5 million during 2004.

Management’s Outlook
Group 1 announced that it expects to report 2005 earnings of $2.95 to $3.05 per diluted share before cumulative effect of a change in accounting principle. However, as a result of the SEC’s recent announcement delaying the implementation of SFAS No. 123(R), “Share Based Payment,” this guidance now excludes the previously estimated negative impact of $0.07 per diluted share related to the expensing of stock based compensation in the second half of 2005. The company’s full-year guidance also excludes any future acquisitions. The guidance is based on average diluted shares outstanding of 24.1 million.

“We expect overall sales volumes to remain stable, but the intense competition among all brands will continue to put pressure on our margins,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “During the coming months, we will be re-examining our operations and making adjustments to improve operating processes and enhance overall profitability. In addition, we will place an even greater emphasis on inventory management and cost control.”

The company reaffirmed its previously established full-year 2005 acquisition target of $300 million in anticipated aggregate annual revenues, noting that although it continues to seek accretive acquisitions that fit its stringent criteria, it will be at a much slower pace than in 2004. In February, Group 1 announced the January acquisition of two franchises with an estimated $46 million in annual revenues.

First-Quarter Conference Call
 Group 1 will hold a conference call to discuss its first-quarter results at 10 a.m. EDT on Wednesday, May 4. The call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.

Group 1 Automotive, Inc.

About Group 1 Automotive, Inc.
Group 1 owns 96 automotive dealerships comprised of 142 franchises, 33 brands and 31 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships and Internet sites, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release and the attached schedules contain financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles, or GAAP. These non-GAAP financial measures include net income and diluted earnings per share for the three-month period ended March 31, 2004, adjusted to exclude special items disclosed in the attached schedules. As required by SEC rules, the company has provided in the attachments to this press release reconciliations of these measures to the most directly comparable GAAP measures, as well as a discussion as to why the company believes these measures may be important to investors.

This press release contains “forward-looking statements,” which are statements related to future, not past events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and the risks associated with acquisitions, and (h) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.

FINANCIAL TABLES TO FOLLOW

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2004	% Change
REVENUES:
New vehicle retail sales	$833,945	$675,977	23.4%
Used vehicle retail sales	261,545	230,655	13.4
Used vehicle wholesale sales	96,194	76,191	26.3
Parts and service	159,460	124,020	28.6
Finance and insurance	45,583	40,184	13.4

Total revenues	1,396,727	1,147,027	21.8%
COST OF SALES:
New vehicle retail sales	774,833	628,084	23.4%
Used vehicle retail sales	228,169	202,085	12.9
Used vehicle wholesale sales	96,076	77,171	24.5
Parts and service	73,159	56,259	30.0

Total cost of sales	1,172,237	963,599	21.7%
GROSS PROFIT	224,490	183,428	22.4%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	182,282	146,664	24.3%
DEPRECIATION AND AMORTIZATION EXPENSE	5,623	3,548	58.5%

INCOME FROM OPERATIONS	36,585	33,216	10.1%
OTHER INCOME (EXPENSE):
Floorplan interest expense	(8,665)	(4,881)	77.5%
Other interest expense, net	(5,124)	(5,138)	(0.3)
Loss on redemption of senior subordinated notes	—	(6,381)	(100.0)
Other expense, net	(11)	(24)	(54.2)

INCOME BEFORE INCOME TAXES	22,785	16,792	35.7%
PROVISION FOR INCOME TAXES	8,385	6,305	33.0%

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	14,400	10,487	37.3
CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX BENEFIT OF $10,231	(16,038)	—	—

NET INCOME (LOSS)	$(1,638)	$10,487	(115.6)%

DILUTED EARNINGS (LOSS) PER SHARE:
Income before cumulative effect of a change in accounting principle	$0.60	$0.45	33.3%
Cumulative effect of a change in accounting principle	(0.67)	—	—

Net income (loss)	$(0.07)	$0.45	(115.6)

Weighted average diluted shares outstanding	23,885,574	23,389,805	2.1%

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands)

	March 31,	December 31,
	2005	2004	% Change
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$27,443	$37,750	(27.3)%
Contracts in transit and vehicle receivables, net	164,772	172,402	(4.4)
Accounts and notes receivable, net	76,943	76,687	0.3
Inventories	916,610	877,575	4.4
Deferred income taxes	16,842	14,755	14.1
Prepaid expenses and other current assets	21,685	26,046	(16.7)

Total current assets	1,224,295	1,205,215	1.6
PROPERTY AND EQUIPMENT, net	161,475	160,297	0.7
GOODWILL	371,662	366,673	1.4
INTANGIBLE FRANCHISE RIGHTS	163,334	187,135	(12.7)
OTHER ASSETS	27,895	27,900	(0.0)

Total assets	$1,948,661	$1,947,220	0.1%

LIABILITIES AND STOCKHOLDERS’ EQUITY:
CURRENT LIABILITIES:
Floorplan notes payable	$853,328	$848,260	0.6%
Current maturities of long-term debt	1,135	1,054	7.7
Accounts payable	115,147	108,920	5.7
Accrued expenses	92,773	91,528	1.4

Total current liabilities	1,062,383	1,049,762	1.2
LONG-TERM DEBT, net of current maturities	158,344	156,747	1.0
ACQUISITION LINE	76,000	84,000	(9.5)
DEFERRED INCOME TAXES	25,215	33,197	(24.0)
OTHER LIABILITIES	25,605	24,288	5.4

Total liabilities before deferred revenues	1,347,547	1,347,994	(0.0)

DEFERRED REVENUES	30,001	32,052	(6.4)
STOCKHOLDERS’ EQUITY:
Common stock	240	239	0.4
Additional paid-in capital	267,491	265,645	0.7
Retained earnings	317,293	318,931	(0.5)
Accumulated other comprehensive loss	(203)	(173)	17.3
Deferred stock-based compensation	(3,875)	—	N/A
Treasury stock	(9,833)	(17,468)	(43.7)

Total stockholders’ equity	571,113	567,174	0.7

Total liabilities and stockholders’ equity	$1,948,661	$1,947,220	0.1%

BALANCE SHEET DATA:
Working capital	$161,912	$155,453	4.2%
Current ratio	1.15	1.15	—
Long-term debt to capitalization	29%	30%
Inventory days supply: (1)
New vehicle	69	70	(1.4)%
Used vehicle	26	29	(10.3)

(1)	Inventory days supply equals units in inventory as of the end of the period, divided by unit sales for the month then ended, times 30 days.

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

		Three Months Ended
		March 31,
		2005	2004
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:

Platform	State(s)
Ira Motor Group	Massachusetts	12.9%	12.5%
Sterling McCall Automotive Group	Texas	12.4	12.5
Miller Automotive Group	California	11.8	12.1
Bob Howard Auto Group	Oklahoma	11.2	12.7
Maxwell Automotive Group	Texas	7.5	7.7
Gene Messer Auto Group	Texas	7.0	9.4
Peterson Automotive Group	California	6.4	—
Group 1 Florida	Florida	6.0	6.7
Bohn Automotive Group	Louisiana	5.5	7.2
Group 1 Atlanta	Georgia	4.6	5.7
Rocky Mountain Automotive Group	Colorado/New Mexico	3.7	4.2
Courtesy Auto Group	Texas	3.1	3.9
David Michael Motor Group	New Jersey	2.9	2.4
Mike Smith Automotive Group	Texas	2.6	3.0
Hassel Auto Group	New York	2.4	—

		100.0%	100.0%
NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		28.4%	26.9%
Ford		18.4	22.7
DaimlerChrysler		14.6	13.3
Nissan/Infiniti		12.4	11.6
GM		10.1	10.6
Honda/Acura		9.2	10.3
Other		6.9	4.6

		100.0%	100.0%
NEW VEHICLE UNIT OTHER MIX:
Domestic		38.4%	44.6%
Import		46.1	43.3
Luxury		15.5	12.1

		100.0%	100.0%
Car		45.7%	41.7%
Truck		54.3	58.3

		100.0%	100.0%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2005	2004	% Change
REVENUES:
New vehicle retail sales	$833,945	$675,977	23.4%
Used vehicle retail sales	261,545	230,655	13.4
Used vehicle wholesale sales	96,194	76,191	26.3

Total used	357,739	306,846	16.6
Parts and service	159,460	124,020	28.6
Finance and insurance	45,583	40,184	13.4

Total	$1,396,727	$1,147,027	21.8%
GROSS MARGIN:
New vehicle retail sales	7.1%	7.1%
Used vehicle retail sales	12.8	12.4
Used vehicle wholesale sales	0.1	(1.3)

Total used	9.4	9.0
Parts and service	54.1	54.6
Finance and insurance	100.0	100.0

Total	16.1%	16.0%
GROSS PROFIT (LOSS):
New vehicle retail sales	$59,112	$47,893	23.4%
Used vehicle retail sales	33,376	28,570	16.8
Used vehicle wholesale sales	118	(980)	112.0

Total used	33,494	27,590	21.4
Parts and service	86,301	67,761	27.4
Finance and insurance	45,583	40,184	13.4

Total	$224,490	$183,428	22.4%
UNITS SOLD:
Retail new vehicles sold	28,833	24,432	18.0%
Retail used vehicles sold	17,242	16,186	6.5
Wholesale used vehicles sold	12,448	10,790	15.4

Total used	29,690	26,976	10.1%
GROSS PROFIT (LOSS) PER UNIT SOLD:
New vehicle retail sales	$2,050	$1,960	4.6%
Used vehicle retail sales	1,936	1,765	9.7
Used vehicle wholesale sales	9	(91)	109.9

Total used	$1,128	$1,023	10.3%
Finance and insurance (per retail unit)	989	989	—
OTHER:
Adjusted used gross margin(1)	12.8%	12.0%
Adjusted used gross profit per retail unit(2)	$1,943	$1,705	14.0%
SG&A expenses	$182,282	$146,664	24.3%
SG&A as % revenues	13.1%	12.8%
SG&A as % gross profit	81.2%	80.0%
Operating margin	2.6%	2.9%
Pretax income margin	1.6%	1.5%
Floorplan interest	$(8,665)	$(4,881)	77.5%
Floorplan assistance	8,179	6,699	22.1

Net floorplan benefit (expense)	$(486)	$1,818	(126.7)%

(1)	Adjusted used gross margin equals total used gross profit, which includes net wholesale loss, divided by used vehicle retail sales revenues. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.

(2)	Adjusted used gross profit per retail unit equals total used vehicle gross profit, which includes net wholesale loss, divided by used vehicle retail unit sales. The profit or loss on wholesale sales are included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2005	2004	% Change
REVENUES:
New vehicle retail sales	$675,505	$675,977	(0.1)%
Used vehicle retail sales	223,671	230,655	(3.0)
Used vehicle wholesale sales	80,002	76,191	5.0

Total used	303,673	306,846	(1.0)
Parts and service	128,575	124,020	3.7
Finance and insurance	40,139	40,184	(0.1)

Total	$1,147,892	$1,147,027	0.1%
GROSS MARGIN:
New vehicle retail sales	7.1%	7.1%
Used vehicle retail sales	12.8	12.4
Used vehicle wholesale sales	0.2	(1.3)

Total used	9.5	9.0
Parts and service	54.1	54.6
Finance and insurance	100.0	100.0

Total	16.2%	16.0%
GROSS PROFIT (LOSS):
New vehicle retail sales	$48,034	$47,893	0.3%
Used vehicle retail sales	28,646	28,570	0.3
Used vehicle wholesale sales	149	(980)	115.2

Total used	28,795	27,590	4.4
Parts and service	69,558	67,761	2.7
Finance and insurance	40,139	40,184	(0.1)

Total	$186,526	$183,428	1.7%
UNITS SOLD:
Retail new vehicles sold	24,086	24,432	(1.4)%
Retail used vehicles sold	15,222	16,186	(6.0)
Wholesale used vehicles sold	10,696	10,790	(0.9)

Total used	25,918	26,976	(3.9)%
GROSS PROFIT (LOSS) PER UNIT SOLD:
New vehicle retail sales	$1,994	$1,960	1.7%
Used vehicle retail sales	1,882	1,765	6.6
Used vehicle wholesale sales	14	(91)	115.4

Total used	$1,111	$1,023	8.6%
Finance and insurance (per retail unit)	1,021	989	3.2
OTHER:
Adjusted used gross margin(2)	12.9%	12.0%
Adjusted used gross profit per retail unit(3)	$1,892	$1,705	11.0%
SG&A expenses	$150,969	$146,664	2.9%
SG&A as % revenues	13.2%	12.8%
SG&A as % gross profit	80.9%	80.0%
Operating margin	2.7%	2.9%
Floorplan interest	$(7,155)	$(4,881)	46.6%
Floorplan assistance	7,244	6,699	8.1

Net floorplan benefit	$89	$1,818	(95.1)%

(1)	Same store amounts include the results for the identical months in each period presented in the comparison, commencing with the first month we owned the dealership and, in the case of dispositions, ending with the last month we owned it. Same store results also include the activities of the corporate office.

(2)	Adjusted used gross margin equals total used gross profit, which includes net wholesale loss, divided by used vehicle retail sales revenues. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.

(3)	Adjusted used gross profit per retail unit equals total used vehicle gross profit, which includes net wholesale loss, divided by used vehicle retail unit sales. The profit or loss on wholesale sales are included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures
(Unaudited)
(Dollars in thousands, except per share amounts)

	Net Income (Loss)			Diluted EPS
	Q1 2005	Q1 2004	% Change	Q1 2005	Q1 2004	% Change
Q1 2005 vs. Q1 2004 RECONCILIATION:
As reported	$(1,638)	$10,487	(115.6)%	$(0.07)	$0.45	(115.6)%
Adjustments:
Change in accounting principle	16,038	—		0.67
Loss on redemption of senior sub notes	—	4,011		—	0.17

As adjusted (1)	$14,400	$14,498	(0.7)%	$0.60	$0.62	(3.2)%

(1)	As adjusted net income and net income per share means net income or net income per share, as the case may be, plus charges related to the loss on the redemption of our 10 7/8% Senior Subordinated Notes in March 2004. We believe that adjusted net income and adjusted net income per share provide additional information regarding the performance of our operations. We believe the presentation of this measure is relevant and useful to investors because it improves the period-to-period comparability of our financial performance by excluding certain unusual charges to our results of operations that do not reflect our operating performance during the period. Our management uses these adjusted numbers in their own evaluation of the performance of the company. Neither of these measures is a measure of financial performance under GAAP. Accordingly, they should not be considered as substitutes for net income or net income per share prepared in accordance with GAAP. Although our management finds these non-GAAP results useful in evaluating the performance of our business, our reliance on these measures is limited because the adjustments often have a material impact on our net income and net income per share calculated in accordance with GAAP. Therefore, our management typically uses these adjusted numbers in conjunction with our GAAP results to address these limitations.

Although the Q1 2005 as adjusted net income equals the income before cumulative effect of a change in accounting principle and is thus a GAAP measure, we have included it in the above non-GAAP reconciliation for comparative purposes.